FOODBRANDS AMERICA, INC.

          10 3/4% SENIOR SUBORDINATED NOTE DUE 2006



                                              CUSIP 344822 AA 9


FOODBRANDS AMERICA, INC., a corporation incorporated under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to or registered assigns, the principal sum of
                                      Dollars on  May 15, 2006,


at the office or agency of the Company referred to below, and to pay interest thereon on May 15 and November 15, in each year, commencing on November 15, 1996, accruing from May 15, 1996 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 10 3/4% per annum, until the principal hereof is paid or duly provided for.
Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (each a "Regular Record Date"); provided that the record date with respect to the first interest payment shall be the close of business on the original date of issuance of this Note. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.
     Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Note register maintained by the Registrar.
     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof.
     Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, and a seal has been affixed hereon, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.
     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

          TRUSTEE'S CERTIFICATE OF AUTHENTICATION.
     This is one of the Notes referred to in the within-mentioned
Indenture.
               LIBERTY BANK AND TRUST COMPANY
          OF OKLAHOMA CITY, NATIONAL ASSOCIATION,
                                             as Trustee

By

                                   Authorized Signatory


                  FOODBRANDS AMERICA, INC.

By: /s/ Bryant P. Bynum     /s/ R. Randolph Devening

       SECRETARY            CHAIRMAN OF THE BOARD

1. Indenture. This Note is one of a duly authorized issue of Notes of the Company designated as its 10 3/4% Senior Subordinated Notes due 2006, limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $120,000,000, which may be issued under an indenture (herein called the "Indenture") dated as of May 15, 1996, by and among Foodbrands America, Inc., a Delaware corporation, as issuer (the "Company"), Brennan Packing Co., Inc., a Delaware corporation, Continental Deli Foods, Inc., a Delaware corporation, Doskocil Food Service Company, L.L.C., an Oklahoma limited liability company, Specialty Brands, Inc., a Delaware corporation, FBAI Investments Corporation, an Oklahoma corporation, KPR Holdings, L.P., a Delaware limited partnership, National Service Center, Inc., a Delaware corporation, and RKR-GP, Inc., a Delaware corporation, as guarantors (each a "Guarantor," and collectively, the "Guarantors") and Liberty Bank and Trust Company of Oklahoma City, National Association, as trustee (the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the absolute or unconditional obligation of the Company and each of the Guarantors to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

2. Guarantees. This Note is entitled to certain senior subordinated Guarantees made for the benefit of the Holders.
Reference is hereby made to Section 4.18 and Article Ten of the Indenture for terms relating to the Guarantees.

3. Subordination. The Indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full in cash or cash equivalents of all Senior Indebtedness and Guarantor Senior Indebtedness as defined in the Indenture, and this Note is issued subject to such provisions. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided that the Indebtedness evidenced by this Note shall cease to be so subordinate and subject in right of payment upon any defeasance of this Note referred to in Paragraph 8 below.

4. Redemption.

(a) Optional Redemption. The Notes are subject to redemption, at the option of the Company, as a whole or in part, in principal amounts of $1,000 or any integral multiple of $1,000, at any time on or after May 15, 2001 upon not less than 30 nor more than 60 days' prior notice at the following Redemption Prices (expressed as percentages of the principal amount) if redeemed during the 12-month period beginning May 15 of the years indicated below:

                             Redemption
     Year                      Price
     ____                     ________
     2001                     105.375%
     2002                     103.583%
     2003                     101.791%
     2004 and thereafter      100.000%
plus accrued and unpaid interest, if any, to the Redemption Date, all as provided in the Indenture.

(b) Optional Redemption upon Change of Control. Upon the occurrence of a Change of Control, the Notes will be redeemable, in whole but not in part, at the option of the Company, upon not less than 30 nor more than 60 days' prior notice to each holder of Notes to be redeemed, at a redemption price equal to the sum of (i) the then outstanding principal amount thereof, plus (ii) accrued and unpaid interest, if any, to the redemption date plus
(iii) the Applicable Premium.

(c) Optional Redemption upon Public Equity Offering. On or prior to May 15, 1999, the Company may, at its option, use the net proceeds of a Public Equity Offering which yields gross proceeds (before discounts, commissions and expenses) of $50.0 million or more to redeem up to an aggregate of 25% of the principal amount of Notes originally issued from the Holders of Notes, on a pro rata basis (or as nearly pro rata as practicable), at a redemption price equal to 109.75% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption; provided that not less than $75.0 million in aggregate principal amount of Notes is outstanding following such redemption. In order to effect the foregoing redemption with the net proceeds of a Public Equity Offering, the Company shall send the redemption notice not later than 60 days after the consummation of the Public Equity Offering.

(d) Interest Payments. In the case of any redemption of Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

(e) Partial Redemption. In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

5. Offers to Purchase. Sections 4.12 and 4.13 of the Indenture provide that upon the occurrence of a Change of Control and following any Asset Sale, and subject to further limitations contained therein, the Company shall make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

6. Defaults and Remedies. If an Event of Default shall occur and be continuing, the principal of all of the outstanding Notes, plus all accrued and unpaid interest, if any, to and including the date the Notes are paid, may be declared due and payable in the manner and with the effect provided in the Indenture.

7. Defeasance. The Indenture contains provisions (which provisions apply to this Note) for defeasance at any time of (a) the entire indebtedness of the Company and the Guarantors on this Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

8. Amendments and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company, the Guarantors and the rights of the Holders under the indenture at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company and the Guarantors with certain provisions of the Indenture and certain past Defaults under the Indenture and this Note and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

9. Denominations, Transfer and Exchange. The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Note register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

10. Persons Deemed Owners. Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice of the contrary.

11. Governing Law. This Note and the Guarantees hereon shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

12. Selection and Notice. In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of a principal amount of $1,000 or less shall be redeemed in part; provided, further, that any such redemption pursuant to the provisions relating to a Public Equity Offering shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of any applicable Depository). Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon surrender for cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption unless the Company defaults in the payment of the redemption price.

                OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Note purchased by the Company pursuant to Section 4.12 or 4.13 of the Indenture, check the appropriate box:

                    Section 4.12  ___

                    Section 4.13  ___


If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.12 or 4.13 of the Indenture, state the amount:
                    $__________________


Date:___________ Your Signature: ________________________________
Sign exactly as your name appears on the other side of this Note)


Signature Guarantee: ______________________________________



                    ASSIGNMENT FORM

   To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

_________________________________________________________________
       (insert assignee's soc. sec. or tax I.D. no.)
_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________
      (Print or type assignee's name, address and zip code)

and irrevocably appoint

_________________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

_________________________________________________________________

Date:____________  Your signature _______________________________
     (Sign exactly as your name appears on the face of this Note)


Signature Guarantee:


               SENIOR SUBORDINATED GUARANTEE

     For value received, the undersigned hereby unconditionally guarantees to the Holder of this Note the payments of principal of, premium, if any, and interest on this Note in the amounts and at the time when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Ten of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Ten of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates. The Indebtedness evidenced by this Guarantee is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full in cash or cash equivalents of all Guarantor Senior Indebtedness as defined in the Indenture, and this Guarantee is issued subject to such provisions. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary to appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided that such subordination provisions shall cease to affect amounts deposited in accordance with the defeasance provisions of the Indenture upon the terms and conditions set forth therein.

This Guarantee is subject to release upon the terms set forth in the Indenture.

 BRENNAN PACKING CO., INC.
 CONTINENTAL DELI FOODS, INC.
 DOSKOCIL FOOD SERVICE COMPANY, L.L.C.
    By: CONTINENTAL DELI FOODS, INC., member-manager
    By: RKR-GP, INC., member-manager
 SPECIALTY BRANDS, INC.
 FBAI INVESTMENTS CORPORATION
 KPR HOLDINGS, L.P.
    By: RKR-GP, INC., general partner
 NATIONAL SERVICE CENTER, INC.
 RKR-GP, INC.

    By: /s/ Bryant P. Bynum

      VICE PRESIDENT